UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2018

Jerash Holdings (US), Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-218991	81-4701719
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

147 W. 35th Street, Room #1603, New York, NY 10001
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 575-9085

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2018, the board of directors (the “Board”) of Jerash Holdings (US), Inc. (the “Company”) adopted the Jerash Holdings (US), Inc. 2018 Stock Incentive Plan (the “Plan”), pursuant to which the Board may grant equity awards to certain members of management, key employees, and consultants of the Company. The Plan authorizes up to 1,484,250 shares of common stock, par value $0.001 per share, to be issued to employees, directors or consultants of the Company. The Board may grant awards of stock options, restricted stock, restricted stock units and other awards pursuant to the Plan. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of its effective date, or March 21, 2028. The Plan will be administered by the Board or a committee thereof, if so directed by the Board.

The preceding description of the Plan is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Plan, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Copies of the forms of the Option Award Notice and Agreement (Employee) and Option Award Notice and Agreement (Consultant) approved by the Board to be used for grants under the Plan are also filed as Exhibits 10.2 and 10.3, respectively, to this Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Jerash Holdings (US), Inc. 2018 Stock Incentive Plan
10.2	Form of Option Award Notice and Agreement (Employee)
10.3	Form of Option Award Notice and Agreement (Consultant)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERASH HOLDINGS (US), INC.

Dated: March 23, 2018	By:	/s/ Choi Lin Hung
Choi Lin Hung
Chief Executive Officer